Exhibit 99
Stem Announces Notification of Noncompliance with NYSE Continued Listing Standards

Houston, TX – October 23, 2026 – Stem, Inc. (NYSE: STEM), a global leader in AI-enabled clean energy software and services, today announced that on October 19, 2026, it had notified the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Manual”), which requires a listed company’s average global market capitalization over a consecutive 30 trading-day period to be not less than $50 million and, at the same time, its stockholders’ equity to be not less than $50 million. On October 20, 2026, the Company received a non-compliance letter from the NYSE confirming that the Company is not in compliance with the requirement of Section 802.01B of the Manual (the “NYSE Letter”).
In accordance with NYSE procedures, the Company intends to notify the NYSE within 10 business days of receipt of the NYSE Letter of its intent to submit a business plan to regain compliance. Within 45 days of receipt of the NYSE Letter, the Company must submit a business plan demonstrating how it intends to regain compliance with Section 802.01B (the “Plan”) within 18 months of receipt of the NYSE Letter. The NYSE will review the Plan and, if accepted, the Company will be subject to quarterly monitoring by the NYSE for compliance with the Plan.
The Company’s non-compliance with the listing standard described above has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period, subject to the NYSE’s acceptance of the Plan and, if accepted, its quarterly review of the Company for compliance with the Plan, as well as the Company’s compliance with the NYSE’s other continued listing requirements. Such non-compliance does not affect the Company’s business operations, its Securities and Exchange Commission reporting requirements, or its obligations under any debt or other agreements.

About Stem
Stem (NYSE: STEM) is a global leader reimagining technology to support the energy transition. We turn complexity into clarity and potential into performance.
Stem helps asset owners, operators, and energy stakeholders unlock the full value of their portfolios by enabling the intelligent development, deployment, and operation of clean energy assets. Stem’s integrated software suite, PowerTrackTM, is the industry-standard and best-in-class platform for asset monitoring and optimization and is backed by expert professional and managed services, all delivered under one roof. Designed to address complex energy challenges seamlessly, our technology transforms raw data into clear, actionable insights, providing the visibility and intelligence needed to drive performance. With projects across 55 countries, customers have trusted Stem for nearly 20 years to maximize the value of their clean energy investments.
Driven by human and artificial intelligence, Stem is unlocking energy intelligence. Learn more at stem.com.

Forward-Looking Statements
This press release, as well as other statements we make, contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “forecast,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “think,”

“should,” “could,” “would,” “will,” “hope,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our plan to regain compliance with the NYSE’s continued listing standards and the impact of our non-compliance with the standards described above on our business operations, reporting requirements and obligations under any debt or other agreements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, including but not limited to our ability to regain compliance with the NYSE’s continued listing standards; the NYSE’s acceptance of our business plan demonstrating how we intend to regain compliance; our ability to achieve the expected benefits from our expansion into new markets, as well as our operational and strategic initiatives; including from our cost reduction and restructuring efforts; our inability to successfully execute on our strategy; the effects of the One Big Beautiful Bill on our business and that of our customers; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and instability in financial institutions; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the armed conflicts between Russia and Ukraine and in the Gaza Strip and nearby areas; the results of operations and financial condition of our customers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in this release and in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, our actual results or outcomes, or the timing of these results or outcomes, may vary materially from those reflected in our forward-looking statements. Forward-looking statements in this press release are made as of the date of this release, and the Company disclaims any intention or obligation to update publicly or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

###

For News Media:

Stem Investor Contacts
Erin Reed, Stem
Marc Silverberg, ICR
IR@stem.com

Stem Media Contact
Tatjana Legans, Stem
press@stem.com